UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2005

DreamWorks Animation SKG, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32337	68-0589190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Flower Street, Glendale, California	91201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 695-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 9, 2005, DreamWorks Animation SKG, Inc. (the “Company”) entered into a distribution agreement (the “Distribution Agreement”) with Paramount Pictures Corporation (“Paramount”), and the Company’s wholly-owned subsidiary, DreamWorks Animation Home Entertainment, L.L.C. (“DreamWorks Animation Home Entertainment”), entered into a fulfillment services agreement (the “Fulfillment Services Agreement”) with Paramount Home Entertainment, Inc. (“Paramount Home Entertainment”). Each of the Distribution Agreement and the Fulfillment Services Agreement were entered into in connection with Paramount’s acquisition (the “Acquisition”) of DreamWorks L.L.C. (“DreamWorks Studios”), and the agreements will take effect only upon the closing of the Acquisition.

Brief Description of Distribution Agreement

The following is a brief description of the terms and conditions of the Distribution Agreement that are material to the Company:

Term of Agreement and Exclusivity. Under the Distribution Agreement, the Company will grant Paramount the exclusive worldwide right to distribute all of the Company’s animated feature films, including the Company’s previously released films, and direct-to-video films completed and available for release through the later of (i) the Company’s delivery to Paramount of thirteen (13) new animated feature films, and (ii) December 31, 2012, unless, in either case, terminated earlier in accordance with the terms of the Distribution Agreement. If the Company or Paramount terminates the Distribution Agreement, the Company’s existing and future films will generally be subject to the terms of any sub-distribution, servicing and licensing agreements entered into by Paramount that the Company has pre-approved (such as the existing arrangements with CJ Entertainment and Kadokawa Entertainment).

The distribution rights granted to Paramount upon effectiveness of the Distribution Agreement generally include (1) domestic and international theatrical exhibition, (2) domestic and international television licensing, including pay-per-view, pay television, network, basic cable and syndication, (3) non-theatrical exhibition, such as on airlines, in schools and in armed forces institutions, and (4) Internet, radio (for promotional purposes only) and new media rights, to the extent that the Company or any of its affiliates own or control the rights to the foregoing. The Company will retain all other rights to exploit its films, including by way of domestic and international home video exhibition (and has engaged Paramount Home Entertainment under the Fulfillment Services Agreement in this regard), and the right to make prequels and sequels, commercial tie-in and promotional rights with respect to each film, as well as merchandising, theme park, interactive, literary publishing, music publishing and soundtrack rights. Once Paramount has acquired the license to distribute one of the Company’s animated feature films or direct-to-video films, Paramount generally will have the right to exploit the animated feature film or direct-to-video film in the manner described above for 16 years from its initial general theatrical release, or 10 years from initial release, with respect to direct-to-video films.

Distribution Services. Paramount will be responsible for the worldwide distribution in the aforementioned media of all of the Company’s animated films, but may engage one or more sub-distributors and service providers in those territories and media in which Paramount subdistributes all or substantially all of its motion pictures, subject to the Company’s prior written approval. The Company’s grant of distribution rights to Paramount is expressly subject to certain existing subdistribution and license agreements previously entered into by DreamWorks Studios. Pursuant to the Distribution Agreement, the Company will continue to license to DreamWorks Studios those distribution rights in and to its existing and future films, to the extent necessary for DreamWorks Studios to comply with such existing subdistribution and license agreements. Upon expiration of such existing agreements, all distribution rights that are subject to such agreements shall be automatically granted to Paramount for the remainder of the term of the Distribution Agreement.

Paramount will advertise, publicize, promote, distribute and exploit the Company’s animated feature films and direct-to-video films (i) in each territory and in each media designated by the Company, and (ii) in a manner consistent with past practices used to service the Company’s previously released films and Paramount’s then prevailing and commercially reasonable practices with respect to its films under similar circumstances. Specifically, the distribution, promotional and marketing services that Paramount will provide with respect to the Company’s theatrically released animated feature films must be substantially comparable on an overall basis in quality, level, priority and quantity to the provision of such services in connection with the initial theatrical release of the Company’s three most recent theatrical feature films (excluding Shrek 2 and Wallace and Gromit: The Curse of the Were-Rabbit), as measured on a rolling basis.

Paramount has committed to promote the Company’s films on the MTV cable network assets owned by Paramount’s parent company, Viacom, including Nickelodeon and MTV.

Signing Bonus; Reimbursement Amounts. Upon the effectiveness of the Distribution Agreement, Paramount will pay to the Company a $75 million cash signing bonus, which the Company intends to use towards the repayment of certain outstanding indebtedness. Paramount also agreed to pay the Company an annual cost reimbursement amount during the term of the Distribution Agreement.

Creative Control. The Company will retain the exclusive right to make all decisions and initiate any action with respect to the development, production and acquisition of each of its films, including the right to abandon the development or production of a film, the right to exercise final cut and the right to delegate final cut to the director of any of the Company’s films.

Nickelodeon Television Development. As part of the Distribution Agreement, the Company has agreed to license, subject to certain conditions and third party rights and restrictions, to Paramount (on behalf of Nickelodeon) the exclusive rights to develop television properties based on the Company’s films and the characters and elements contained therein. The license to Paramount is expressly conditioned on Paramount’s ability to successfully develop and commence production on television programs based on the Company’s film properties. The Company will also retain the right to co-produce any television programs and maintain all customary creative approvals over any production utilizing its film properties, including over the selection of the film elements to be used as the basis for any television productions.

Brief Description of Fulfillment Services Agreement – The following is a brief description of the terms and conditions of the Fulfillment Services Agreement that are material to the Company:

Term of Agreement and Exclusivity. Under the Fulfillment Services Agreement, DreamWorks Animation Home Entertainment will engage Paramount Home Entertainment, on an exclusive basis, to render worldwide home video fulfillment services and video-on-demand services for all films previously released for home video exhibition and video-on-demand exhibition by the Company, and for every film released theatrically by Paramount with respect to which DreamWorks Animation Home Entertainment owns or controls home video exhibition rights. The Fulfillment Services Agreement covers the Company’s home video releases through the term of the Distribution Agreement.

Fulfillment Services. Paramount Home Entertainment will be responsible for preparing marketing and home video distribution plans with respect to DreamWorks Animation Home Entertainment’s home video releases, as well as arranging necessary third party services, preparing artwork, making media buys for product marketing, maintaining secure physical inventory sites and arranging shipping of the released film. Dream Works Animation Home Entertainment also has certain approval rights over the marketing and home video distribution plans mentioned above and is entitled to determine the initial home video release dates for all of its films in the domestic territory and to approve home video release dates in the majority of the international territories.

Approvals and Controls. Paramount Home Entertainment shall render fulfillment services on a film-by-film, territory-by-territory basis as requested and directed by DreamWorks Home Entertainment. Paramount Home Entertainment cannot refuse to provide fulfillment services with respect to DreamWorks Home Entertainment’s home video releases in any territory.

Brief Description of the Expenses and Fees under the Distribution Agreement and Fulfillment Services Agreement

Each of our films will be accounted for under the Distribution Agreement and Fulfillment Services Agreement on a combined basis for each film. In such regard, all revenues, expenses and fees under each of the Distribution Agreement and Fulfillment Services Agreement shall be fully cross-collateralized on a film-by-film basis.

The Distribution Agreement provides that the Company will be solely responsible for all of the costs of developing and producing its animated feature films and direct-to-video films, including contingent compensation and residual costs. Paramount will be responsible for all of the out-of-pocket costs, charges and expenses incurred in the distribution, advertising, marketing, publicizing and promotion of each film. Under the Distribution Agreement, Paramount will be entitled to (i) retain a fee of 8.0% of revenue (without deduction for distribution and marketing costs and third-party distribution and fulfillment services fees and sales agent fees), and (ii) recoup all of its distribution and marketing costs prior to the Company recognizing any revenue.

The Fulfillment Services Agreement provides that Paramount Home Entertainment will pay all expenses relating to home video distribution, including marketing, manufacturing, development and shipping costs, excluding contingent compensation and residual costs (collectively, “Home Video Fulfillment Expenses”) and all services fees paid to subcontractors. In return for the provision of fulfillment services to DreamWorks Home Entertainment, Paramount Home Entertainment is entitled to (i) retain a service fee of 8% of home video revenues (without deduction for any manufacturing, distribution and marketing costs and third party service fees) and (ii) recoup all of its Home Video Fulfillment Expenses.

If a feature film or a direct-to-video film does not generate revenue in all media, net of the 8.0% fee, sufficient for Paramount to recoup its expenses under both the Distribution Agreement and the Fulfillment Services Agreement (on a combined basis), Paramount will not be entitled to recoup those costs from proceeds of the Company’s other feature films or direct-to-video films, and the Company will not be required to repay Paramount for such amounts.

The foregoing description of the Distribution Agreement and Fulfillment Services Agreement is qualified in its entirety by reference to the Distribution Agreement and Fulfillment Services Agreement, which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Form 8-K and are incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit No.	Description
10.1†	Distribution Agreement among DreamWorks Animation SKG, Inc., Paramount Pictures Corporation and DreamWorks L.L.C. dated as of December 9, 2005.

10.2†	Fulfillment Services Agreement between DreamWorks Animation Home Entertainment, L.L.C. and Paramount Home Entertainment, Inc. dated as of December 9, 2005.

†	Confidential treatment has been requested by DreamWorks Animation SKG, Inc. with respect to the redacted portions of this agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DreamWorks Animation SKG, Inc.

Date: December 15, 2005	By:	/s/ KATHERINE KENDRICK
Katherine Kendrick, Esq. General Counsel and Corporate Secretary

EXHIBIT LIST

Exhibit No.	Description
10.1†	Distribution Agreement among DreamWorks Animation SKG, Inc., Paramount Pictures Corporation and DreamWorks L.L.C. dated as of December 9, 2005.

10.2†	Fulfillment Services Agreement between DreamWorks Animation Home Entertainment, L.L.C. and Paramount Home Entertainment, Inc. dated as of December 9, 2005.

†	Confidential treatment has been requested by DreamWorks Animation SKG, Inc. with respect to the redacted portions of this agreement.